EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of May 29, 2008, between MITCHELL BLATT, a resident of New York (the “Executive”), and HALCYON JETS HOLDINGS, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company desires to employ the Executive, and the Executive desires to enter into such employment with the Company, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Employment; Duties; Location.

(a) Employment; Duties. On the terms and subject to the conditions set forth herein, the Company hereby agrees to employ the Executive as Chief Executive Officer and Chairman of the Company’s board of directors (the “Board”), and the Executive hereby agrees to accept such employment, for the Employment Term (as defined in Section 4). The Executive shall have such authorities, duties and responsibilities as are usual and customary for a Chief Executive Officer of a public company and all other duties and responsibilities as may from time to time be directed by the Board and as are consistent with the positions of Chief Executive Officer and Chairman of the Board. The Executive shall report exclusively and directly to the Board. The Executive shall also serve in the same positions for all of the Company’s subsidiaries with no additional compensation to be paid to the Executive for his services in such positions.

(b) Location. The locations at which the Executive will perform his duties under this Agreement shall be the Company’s executive offices (which are located in New York City, Boca Raton, Florida and Beverly Hills, California), subject to reasonable travel required to perform his duties under this Agreement.

2. Performance. During the Employment Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and the discharge of his responsibilities hereunder (excluding periods of vacation and sick leave); provided that the Executive may (a) engage in or serve such professional, civic, trade association, charitable, community, educational, religious or similar types of organizations, or speaking engagements, or serve on the boards of directors or advisory committees of any charitable or not-for-profit entities; (b) with the prior written consent of the Company, such consent not to be unreasonably withheld, serve on the boards of directors or advisory committees of any for-profit business entities; and (c) attend to the Executive’s personal matters and/or the Executive’s and/or his family’s personal finances, investments and business affairs. The Executive shall be permitted to retain all compensation in respect of any of the services or activities referred to above.

3. Compensation and Benefits.

(a) Base Salary. The Company shall pay the Executive a base salary at an annual rate of Three Hundred Thousand Dollars ($300,000) (the “Base Salary”). The Base Salary shall be paid in accordance with the normal payroll practices for executives of the Company as in effect from time to time, but in no event less often than monthly.

(b) Bonus. The Executive shall be eligible for a discretionary bonus as determined by the Compensation Committee of the Board.

(c) Business Expenses. The Company shall promptly reimburse the Executive for all travel, entertainment and other business expenses incurred by the Executive in the performance of his duties to the Company; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company applicable to senior executives generally. The Company will also reimburse the Executive for automobile expenses such as fuel, parking and tolls and for cell phone and PDA expenses.

(d) Vacation. The Executive shall be entitled to six (6) weeks paid vacation per year in accordance with the Company’s policies and procedures applicable to senior executives generally and with the timing to be consistent with the needs of the business of the Company.

(e) Employee Benefits and Fringe Benefits. The Executive shall be entitled to receive employee benefits (with dependent coverage), including life insurance, health, medical, hospitalization, dental and prescription drug benefits, and travel accident insurance, and fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company in effect for its senior executives from time to time. The Company will reimburse the Executive for all “COBRA” healthcare continuation coverage expenses actually incurred by the Executive (including with respect to coverage for his dependents) from the Commencement Date until the Executive and his dependents are eligible to participate in the Company’s medical, dental and vision insurance plans, within ten (10) days after incurring such expenses. In the event that the Executive elects not to participate in the Company’s health, medical, hospitalization, dental and prescription drug insurance plan or program (to the extent the Company makes such benefits available to its senior management personnel), other than due to an election for reimbursement of COBRA continuation coverage pursuant to the immediately preceding sentence, then the Company will pay to the Executive an amount equal to the amount of expense it would have incurred had the Executive elected to participate in such plan or program.

(f) Stock Option, Savings and Retirement Plans. Additionally, the Executive shall be entitled to participate, to the extent determined by the Compensation Committee of the Board, in all stock incentive plans and all qualified and nonqualified pension, savings and retirement plans, practices, policies and programs (if any) generally applicable to other senior executives of the Company on terms and conditions generally applicable to such executives from time to time. The Executive shall be granted assignable warrants to purchase one million (1,000,000) shares of the common stock of the Company, which warrants (the “Warrants”) shall have an exercise price of $.38 per share. The Warrants shall vest in two (2) equal portions; 50% of the Warrants shall vest on the Commencement Date (as defined below), and 50% of the Warrants shall vest on the first anniversary of the Commencement Date provided that the Executive is then employed by the Company. Upon changes in the Company’s outstanding common stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation or reorganization, the number, class and kind of shares and exercise price subject to the Warrants shall be correspondingly adjusted. In the event of termination of employment by the Executive for Good Reason (as defined in Section 5(b)), by the Company without Cause (as defined below) or in the event of a Change of Control (as defined below), all stock option, restricted stock and other stock-based awards held by the Executive or any permitted transferee thereof shall automatically and immediately become fully vested, all restrictions applicable to restricted stock and other stock-based awards shall immediately lapse, and all stock options and other awards shall be fully exercisable and remain exercisable for their full term. In the event that the shares issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, within six (6) months following the Commencement Date, the Warrants shall include a provision that allow them to then become exercisable on a “cashless” basis.

(g) Change of Control. Upon a Change of Control (as defined below), the Executive will be entitled to an additional bonus payment in an amount equal to two (2) times the Executive’s Base Salary then in effect, payable within thirty (30) days after such Change of Control. As used in the preceding sentence, a “Change of Control” means (i) any “person” (including any group of persons), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, after the date hereof, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (ii) individuals who at the Commencement Date constitute the Board, and any new director (other than a director (x) designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph, or (y) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as hereinabove defined) other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a merger, reorganization or consolidation of the Company, other than a merger, reorganization or consolidation which results in (A) the beneficial owners (as hereinabove defined) of the voting securities of the Company outstanding immediately prior thereto continuing to beneficially own voting securities that represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, reorganization or consolidation, and (B) no “person” (as hereinabove defined) acquiring more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (iv) a sale or disposition by the Company of all or substantially all of the Company’s assets or business to an unaffiliated third party; or (v) a liquidation or dissolution of the Company; provided that the events referred to in clauses (i), (iii), (iv) and (v) shall constitute a Change of Contol if the Common Stock of the Company is valued at less than Five Dollars ($5.00) per share, subject to adjustment in the event of any stock dividend, stock split or re-capitalization of the Company.

(h) Comparable Treatment. The Executive and, as applicable, his family shall be entitled to material terms of his employment, including without limitation compensation, employee benefits, life insurance, health, medical, hospitalization, dental and prescription drug benefits, and travel accident insurance, and fringe benefits and perquisites in accordance with the most favorable terms, benefits, plans, practices, programs and policies of the Company (on the most favorable terms and conditions) in effect for its senior executives from time to time, which, in any event, shall not be less favorable than those in effect on the Commencement Date.

4. Employment Term. The term of employment of the Executive hereunder (the “Employment Term”) shall begin on or about May __, 2008 (the “Commencement Date”), and shall continue for two (2) years unless terminated sooner in accordance with Section 5, 6 or 7.

5. Termination Without Cause or for Good Reason.

(a) Salary. If the Company terminates the Executive’s employment without Cause (as defined herein), or the Executive terminates his employment with the Company for Good Reason (as defined herein), subject to the provisions of this Agreement, the Executive shall be entitled to receive from the Company his Base Salary for the remainder of the Employment Term, subject to Section 12 (b) of this Agreement and all other payments, benefits and rights under any benefit, compensation, incentive, equity or fringe benefit plan, program or arrangement or grant, to the extent consistent with any applicable plan (such payments, rights and benefits referred to in this sentence are collectively referred to hereinafter as “Rights”). The Base Salary in such event shall be payable over the course of the twelve (12) months following termination of employment in accordance with the Company’s then-current payroll practices. The Executive shall also receive payment of unpaid Base Salary through the date of such termination; accrued but unused vacation days; any unpaid bonus earned through the date of termination; any compensation previously deferred by the Executive, including any deferred compensation (plus any accrued interest and earnings thereon), to the extent consistent with any applicable plan; reimbursement for any unreimbursed fees or expenses under Sections 3(c) incurred through the date of termination, payable no later than seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other senior executive participants.

(b) Definition of Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events, without the written consent of the Executive:

(i) the Company changes the titles and/or positions of the Executive such that the Executive is no longer the Chief Executive Officer and Chairman of the Board or no longer reports directly to the Board;

(ii) a reduction in the Base Salary in accordance with Section 3(a), or the failure to pay when due Base Salary or any other amounts due under this Agreement. Notwithstanding the foregoing, prior to the Executive having the right to terminate this Agreement under this clause (ii), the Executive shall first provide the Company with written notice specifying such reduction, failure to increase or failure to pay in reasonable detail and if such reduction, failure to increase or failure to pay is susceptible to remedy, the Company shall then have a ten (10) business day period to remedy such reduction, failure to increase or failure to pay alleged by the Executive to be prohibited by this clause (ii) and if such reduction, failure to increase or failure to pay is remedied within such period, the Executive shall have no right to terminate this Agreement based on such reduction, failure to increase or failure to pay, as the case may be;

(iii) a material reduction in the kind or level of employee benefits, fringe benefits or perquisites to which the Executive is from time to time entitled either by the express terms of this Agreement or as may be provided to other senior executives of the Company, or a failure to pay or provide such benefits, fringe benefits or perquisites when due. Notwithstanding the foregoing, prior to the Executive having the right to terminate this Agreement under this clause (iii), the Executive shall first provide the Company with written notice specifying such material reduction or failure in reasonable detail and if such material reduction or failure is susceptible to remedy, the Company shall then have a 30 day period to remedy such material reduction or failure alleged by the Executive to be prohibited by this clause (iii), and if such material reduction or failure is remedied within such period, the Executive shall have no right to terminate this Agreement based on such material reduction or failure, as the case may be;

(iv) a material diminution or material adverse change in the Executive’s titles, authorities, duties, responsibilities or reporting relationships, or assignment to the Executive of duties and authorities that are not commensurate with his position. Notwithstanding the foregoing, prior to the Executive having the right to terminate this Agreement under this clause (iv), the Executive shall first provide the Company with written notice specifying such material diminution, material adverse change or other action in reasonable detail and if such material diminution, material adverse change or other action is susceptible to remedy, the Company shall then have a 30 day period to remedy such material diminution, material adverse change or other action alleged by the Executive to be prohibited by this clause (iv), and if such material diminution, material adverse change or other action is remedied within such period, the Executive shall have no right to terminate this Agreement based on such material diminution, material adverse change or other action, as the case may be;

(v) a failure by the Company to procure, and deliver to the Executive satisfactory evidence of, the assumption of this Agreement by any successor or subsidiary as required by Section 15. Notwithstanding the foregoing, if the Executive has actual knowledge of circumstances that are anticipated to, or do or would, give rise to the Company’s obligations under Section 15, then prior to the Executive having the right to terminate this Agreement under this clause (v), the Executive shall first provide the Company with written notice specifying such failure in reasonable detail and if such failure is susceptible to remedy, the Company shall then have a 5 day period to remedy such failure alleged by the Executive, and if such failure is remedied within such period, the Executive shall have no right to terminate this Agreement based on such failure;

(vi) any purported termination of the Executive’s employment that is not effected pursuant to a Notice of Termination, within the meaning of Section 7(a), and otherwise in accordance with this Agreement, which, for purposes of this Agreement, shall be ineffective. Notwithstanding the foregoing, prior to the Executive having the right to terminate this Agreement under this clause (vi), the Executive shall first provide the Company with written notice specifying such breach in reasonable detail and if such breach is susceptible to cure, the Company shall then have a 5 day period to cure such breach alleged by the Executive, and if such breach is cured within such period, the Executive shall have no right to terminate this Agreement based on such breach;

(vii)  a material breach by the Company of this Agreement. Notwithstanding the foregoing, prior to the Executive having the right to terminate this Agreement under this clause (vii), the Executive shall first provide the Company with written notice specifying such material breach in reasonable detail and, if such material breach is susceptible to cure, the Company shall then have a 30 day period to cure such material breach and if so cured, the Executive shall have no right to terminate this Agreement based on such material breach; or

(viii) the relocation of the Executive’s principal place of business outside of a thirty (30) mile radius from the Company’s New York City office as of the Commencement Date or anywhere other than the Company’s headquarters and principal executive offices.

6. Death and Disability. The Company may terminate the Executive’s employment if the Executive becomes Disabled during the Employment Term. The Employment Term shall automatically terminate upon the Executive’s death. Upon termination of the Executive’s employment due to death or Disability, the Executive, or upon the Executive’s death, his estate, survivors or beneficiaries, shall receive his Base Salary and all Rights through the date of termination, but no other compensation or severance. For purposes of this Agreement, “Disability” means that the Executive has been unable, after reasonable accommodation by the Company, for a period of one hundred eighty (180) consecutive days, or for periods aggregating one hundred eighty (180) days in any period of twelve (12) consecutive months, to perform a material portion of the Executive’s duties under this Agreement as a result of physical or mental illness or injury.

7. Other Termination.

(a) Notice of Termination. Any termination of the Executive’s employment hereunder by the Company shall be communicated by Notice of Termination to the Executive in accordance with this Section 7(a). For purposes of this Agreement, a “Notice of Termination” means a written notice from the Company that states the specific termination provision of this Agreement relied upon, sets forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination of the Executive’s employment under the provision so indicated, and specifies the date of termination of the Executive’s employment, which shall be not less than thirty (30) days from the date such Notice of Termination is received by the Executive, subject to Section 7(c). In the event of a termination by the Company of the Executive without Cause, the Notice of Termination shall so state and shall not be required to provide any facts or circumstances claimed to provide the basis for such termination.

(b) Termination for Cause or without Good Reason. If (i) the Company terminates the Executive’s employment for Cause or (ii) the Executive terminates his employment without Good Reason, the Executive shall be entitled to all Rights, to be paid within seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other senior executive participants. For termination of the Executive’s employment for Good Reason to be effective, notice of termination must be received by the Company no more than thirty (30) days after the Executive learns of the acts or omissions purporting to constitute Good Reason which notice shall state the specific provision of this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination for Good Reason.

(c) Definition of Cause. For purposes of this Agreement, “Cause” shall mean (i) the occurrence of a breach of any material covenant contained in this Agreement by the Executive and the failure to cure such breach within thirty (30) days following Executive’s receipt of written notice with respect thereof; or (ii) Executive’s willful malfeasance, gross negligence or gross or willful misconduct in the performance of his duties hereunder after thirty (30) days prior written notice to the Executive specifying the basis of such neglect and the failure of the Executive to correct such neglect; or (iii) the Executive’s theft or embezzlement from the Company; (iv) the Executive having willfully engaged in misconduct with regard to the Company that has resulted in, or is reasonably likely to result in, material damage to the business or reputation of the Company; or (v) the Executive’s conviction of a felony under the laws of the United States or any state of the United States; or (vi) a final order by the Securities and Exchange Commission pertaining to the Executive that could reasonably be expected to impair or impede the Executive from performing the functions and duties contemplated by this Agreement. For purposes of this Agreement, no act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without a reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution of the Board or the written instructions of the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. For termination of the Executive’s employment for Cause to be effective, the Board must give the Executive at least thirty (30) calendar days’ advance written notice of its intent to terminate his employment for “Cause” specifying in reasonable detail the conduct of the Executive the Board believes constitutes Cause; such notice must be received by the Executive no more than thirty (30) calendar days after the Board learns of such conduct; and the termination for Cause must be pursuant to a resolution of the Board (1) adopted at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive, and the Executive is given an opportunity, together with his counsel, to be heard by the Board) by the affirmative vote of a majority of the entire membership of the Board, excluding the Executive, (2) specifying the specific grounds on which the termination for Cause is based, which grounds must have been set forth in the original Cause notice, and (3) finding that in the opinion of the Board such grounds constitute Cause as described in Section 7(c)(i), (ii) or (iii).

8. Indemnification.

(a) If the Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive is or was an employee, officer or director of the Company or any subsidiary or affiliate of the Company, or is or was serving at the request of the Company, or in connection with his service hereunder, as a director, officer, member, partner, employee, fiduciary, trustee, consultant, representative or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted by the Company’s certificate of incorporation, by-laws, or applicable law, as the case may be, on the same basis as all other senior executives, against all Expenses (as defined below) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive ceases to be an officer, director, member, partner, trustee, fiduciary, consultant, representative or agent of, or is no longer employed by, the Company, and shall inure to the benefit of the Executive’s heirs, executors and administrators. The term “Expenses” shall include reasonable fees, costs, and expenses, losses, judgments, damages, liabilities, fines, penalties, excise taxes, settlements, reasonable attorneys’ fees and expenses, reasonable accountants’ and other professionals’ fees and expenses, and reasonable disbursements and costs of attachment or similar bonds, investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement. Without limiting the foregoing reference to the Company’s Certificate of Incorporation, By-Laws or applicable law, the right of the Executive to indemnification is subject to the Executive’s actions, which form the basis for the Proceeding having been taken in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, the Executive had no reasonable cause to believe that his conduct was unlawful.

(b) The Company shall, within seven (7) days of presentation of invoices or other appropriate documentation, pay all Expenses incurred in connection with any Proceeding relating to the Executive’s services as an officer, employee or director of the Company or any other indemnifiable matter; provided that if it is determined in accordance with the Company’s Certificate of Incorporation, bylaws, this Agreement and/or applicable law that the Executive is not entitled to reimbursement for all or any part of such Expenses, the Company shall not be obligated to pay the Expenses, or if paid, the Executive shall reimburse the Company therefor.

(c) The Company shall cover the Executive under its directors’ and officers’ liability insurance on the same terms and on the same basis as all directors and other senior executive officers of the Company as in effect from time to time.

(d) Notwithstanding any other provisions of this Agreement to the contrary, the obligations of the Company under this Section 8 shall continue during the Employment Term and, after the Executive ceases to be an officer or employee of the Company, during any period which the Executive may be liable for acts or omissions as an officer or employee of the Company or its subsidiaries or affiliates or any other potentially indemnifiable matter (but no less than three (3) years after the date of such cessation) on the same basis as all other senior executives of the Company.

(e) The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 8 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

9. Confidential Information. The Executive shall, from time to time, have access to confidential information relating to the business of the Company and its subsidiaries. During the Employment Term and for a period of three (3) years thereafter, the Executive shall not communicate or knowingly divulge any such confidential information that he may obtain during his employment by the Company and its subsidiaries to any other person, firm or corporation, except to the minimum extent necessary in the course of his employment with the Company and its subsidiaries or with the prior written consent of the Company or to defend his own rights or as required by applicable law or regulation or the order of a court or other governmental body having jurisdiction over such matter; provided, however, that the Executive shall have no obligation to maintain in confidence any information that is or becomes publicly available other than as a result of the Executive’s violation of this Section 9 or any information of a type not otherwise considered confidential by persons engaged in the business conducted by the Company or any of its subsidiaries; and provided further that at no time, including three (3) years after termination of employment, may the Executive use or disclose personal information, including contact information, of or relating to any client of the Company in a manner or for a purpose that could reasonably be expected to cause harm to the Company, other than clients introduced to the Company by the Executive, as to whose personal information this Section 9 shall not apply.

10. Non-Competition. During the Employment Term and continuing until the twelve month anniversary date after the termination of the Executive’s employment hereunder (the “Restricted Period”), the Executive shall not, without the prior written consent of the Company, directly or indirectly, render services of a business, professional or commercial nature (whether for compensation or otherwise) or lend money to any person or entity competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of employment, or serve as an officer, director, employee, partner, member, owner, consultant or independent contractor in any entity which is competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of employment. Notwithstanding the foregoing, nothing shall prevent the Executive from (a) owning publicly traded securities issued by any such competitive entity, provided that the ownership thereof by the Executive does not constitute more than 3.5% of all of such entity’s publicly traded outstanding securities or (b) being employed by or otherwise involved with a subsidiary or division, which is not competitive with the business of the Company or any of its subsidiaries, of a company that is otherwise competitive with the business of the Company or any of its subsidiaries. The Executive acknowledges that the restrictions contained in this Section 10 and in Section 11 of this Agreement are fair and reasonable to protect the legitimate interests of the Company, are not unreasonably burdensome to the Executive, and are supported by adequate consideration.

11. Non-Solicitation. During the Restricted Period, the Executive shall not, directly or indirectly, for himself or on behalf of any other person or entity, employ, engage or retain any person who at any time during the then immediately preceding 12 month period shall have been an employee of the Company or any of its subsidiaries (other than any such person whose employment was terminated by the Company prior to such employment, engagement or retention), or contact any supplier, customer or employee of the Company or any of its subsidiaries for the purpose of soliciting or diverting any such supplier, customer or employee from its business relationship with the Company or any of its subsidiaries or otherwise intentionally interfering with the business relationship of the Company or any of its subsidiaries with any of the foregoing.

12. Non-Disparagement; Release; Other Agreements.

(a)  At any time during the Employment Term and thereafter, the Company and/or its subsidiaries or affiliates (collectively, the “Company Parties”), on the one hand, and the Executive, on the other hand, shall not make or authorize any person to make or allow any statement or take any action, public or private, which would disparage or criticize the other party, including, for example, their character and/or services; provided, however, that nothing contained in this Section 12(a) shall preclude any Company Party or the Executive from making any truthful statement in good faith which is required by any applicable law or regulation or the order of a court or other governmental body.

(b) If the Company shall have failed to duly and punctually pay and provide any and all payments and benefits to which the Executive is entitled from the Company, including any severance payments and benefits under Section 5, for ten (10) days after the Executive provides the Company with written notice of such failure, the Executive shall not be required to comply with the Agreements and covenants set forth in Sections 10 and 11 of this Agreement; however, the agreements and covenants set forth in Section 9 of this Agreement shall remain in full force and effect.

(c) As a condition to the receipt by the Executive of Base Salary following termination pursuant to Section 5, the Executive and the Company shall execute and deliver a mutual release of claims in form and substance reasonably acceptable to the parties hereto.

13. Notice. All notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed certified or registered mail, return receipt requested, postage prepaid, and, if to the Executive, addressed to him at 41 Villas Circle, Melville, NY 11747, and, if to the Company, addressed to it at 336 West 37th Street, 8th Floor, New York, NY 10018, Attention: Chief Financial Officer, or to such other address as either party may have furnished to the other in accordance herewith, except that notice of change of address shall be effective only upon receipt.

14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to rules relating to conflict of law. Each of the Executive and the Company unconditionally and irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York as the sole venue for any suit, action or proceeding arising out of or relating to this Agreement, and each of the Executive and the Company hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 13 hereof. Each of the Executive and the Company hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

15. Successors; Binding Agreement. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or, in the event the Company remains in existence, the Company shall continue to employ the Executive under the terms hereof. The Company cannot assign, or delegate its duties under, this Agreement except (i) pursuant to the immediately preceding sentence, or (ii) to a subsidiary of the Company, provided that such subsidiary expressly assumes and agrees in writing to perform this Agreement and, in such case, the Company’s liability to make and provide payments and benefits hereunder shall nevertheless not be discharged thereby. As used in this Agreement, the “Company” shall mean the Company and any successor to its business and/or assets, which assumes or is obligated to perform this Agreement by contract, operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, estate, trustee, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not assign this Agreement or any rights hereunder, or delegate his duties under this Agreement, without the prior written consent of the Company; however, in the event of the death of the Executive, all rights to receive payments hereunder shall become rights of the Executive’s devisee, legatee or other designee or the Executive’s estate.

16. No Mitigation; No Set-Off. In the event of any termination of the Executive’s employment, he shall be under no obligation to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits provided, to the Executive under any of the provisions of this Agreement. The Company’s obligation to make the payments, and provide the benefits, provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by (a) any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive except pursuant to Section 8, or (b) any remuneration or benefits attributable to any subsequent employment with an unrelated person, or any self-employment, that the Executive may obtain. Any amounts due under Section 5 are considered reasonable by the Company and are not in the nature of a penalty.

17. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit or compensation plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Commencement Date with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any benefit or compensation plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the date his employment with the Company terminates shall be payable in accordance with such benefit or compensation plan, policy, practice, program, contract or agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, nothing in this Section is intended to give the Executive additional rights not set forth in this Agreement.

18. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral. No provision of this Agreement may be waived, modified, amended or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Company. No waiver by either party to this Agreement at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

19. Company’s Representations. The Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that its execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

20. Executive’s Representations. The Executive represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. The Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Executive and any other person or entity. The Executive represents and warrants that this Agreement is a legal, valid and binding agreement of the Executive, enforceable in accordance with its terms.

21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

22. Severability. The Company and the Executive agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the parties hereto. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

23. Survival. The Executive’s rights hereunder, including his rights to compensation and benefits shall survive the termination of this Agreement and the termination of his employment hereunder. In addition, Sections 8 through 22, and Sections 24 and 25, as applicable to each of the Executive and the Company, shall survive the termination of this Agreement and the termination of the Executive’s employment hereunder.

24. Headings; Construction. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof. The words “Section” and “clause” herein shall refer to provisions of this Agreement, unless expressly indicated otherwise. The words “include,” “includes” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

25. Specific Performance. The Executive acknowledges that any breach or threatened breach of its covenants contained in this Agreement could cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Executive agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach by the Executive of any covenants contained in this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

HALCYON JETS HOLDINGS, INC.

Date: May 29, 2008	By:	Justin Fries
Name: Justin Fries Title: Chair of the Compensation Committee of the Board of Directors

Date: May 29, 2008	Mitchell Blatt
MITCHELL BLATT